PROMISSORY NOTE

 $300,000.00                                                    March 1, 2006


FOR VALUE RECEIVED, CENTALE, INC., a New York corporation ("Maker") promises to pay to the order of LISA KELLER, an individual residing at 1206 Carriage Rd., East Aurora, NY 14052 ("Holder"), in lawful money of the United States of America, at the Holder's address provided herein or wherever else Holder may specify, the sum of THREE HUNDRED THOUSAND and 00/100 DOLLARS ($300,000.00), together with interest on the principal balance outstanding from time to time from the date hereof until paid in full at the rate of five percent (5%) per annum.

1.   REPAYMENT TERMS.    The Maker will make payments of principal and
interest on this promissory note (the "Note") as follows: On the first day of each month, beginning on May 1, 2006, the Maker will pay to the Holder an amount equal to:

     (a) the greater of Ten Thousand Dollars ($10,000) or ten percent (10%) of the Maker's gross revenue (as shown on its income statement prepared in the ordinary course) for the immediately preceding month, plus (b) ten percent (10%) of each infusion of additional paid in capital received by the Maker in cash at any time after March 1, 2006 (as shown on the Maker's balance sheet prepared in the ordinary course).

The final payment of principal, together with accrued interest and any other amounts owed hereunder, will be due on November 15, 2006 (the "Maturity Date").

2. EVENTS OF DEFAULT. An "Event of Default" shall exist if any one or more of the following events shall occur (individually, an "Event of Default," and collectively, "Events of Default"): Nonpayment; Nonperformance. The Maker's failure to make any payment of principal or interest due hereunder within ten (10) days of the date due or its breach of any other provision hereof which is not cured within thirty
(30) days of the Maker's receipt of notice thereof from the Holder. Cessation; Bankruptcy. The dissolution of, termination of existence of, appointment of a receiver for, assignment for the benefit of holders of, or commencement of any bankruptcy or insolvency proceeding by or against Maker. Material Capital Alteration. Without prior written consent of Holder, (i) the sale of substantially all of the business or assets of Maker or more than 50% of the outstanding common stock, in a single transaction or a series of transactions; or (ii) should Maker enter into any merger or consolidation in which it is not the surviving corporation.

3. REMEDIES UPON EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing, Holder may accelerate the maturity of this Note by giving written notice to the Maker, and the Note shall then be immediately due and payable.

4. APPLICATION OF PAYMENTS. All payments made on this Note shall be applied a) first to any costs of collection or other amounts due to Holder hereunder other than principal and interest, b) second to accrued and unpaid interest, and c) third to principal.

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5.   COSTS OF COLLECTION.  The Maker promises to pay all cost of collection and enforcement, including reasonable attorneys' fees and disbursements, which may be incurred by the Holder in the collection of this Note.

6. WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note shall be valid unless in writing and signed by an officer of Holder. No waiver by Holder of any Event of Default shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion. Neither the failure nor any delay on the part of Holder in exercising any right, power, or remedy under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

The Maker waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind.

7. MISCELLANEOUS PROVISIONS. Assignment. This Note shall inure to the benefit of and be binding upon the parties and their respective heirs, representative, successors and assigns. This Note is not intended to be negotiable. Neither Holder nor Maker shall assign this Note, in whole or in part, without the prior written consent the other. Applicable Law. This Note shall be governed by and construed under the laws of the State of New York without regard to that state's conflict of laws principles. Entirety. This Note embodies the entire agreement between the parties with respect to the loan described herein and supersedes all prior agreements and understandings relating to the subject matter hereof and thereof.

IN WITNESS WHEREOF, Maker, as of the day and year first above written, has caused this Note to be executed under seal.


                                       CENTALE, INC.


                                       By:  /s/ Juan Ferreira
                                       ------------------------
                                       Juan Ferreira, President